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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated March 18, 1997 (and to all references to our Firm) included in or made a part of this Registration Statement of Hibbett Sporting Goods, Inc. filed pursuant to Rule 462 of the Securities Act of 1933.

                                                      /s/ Arthur Andersen LLP
                                                      Arthur Andersen LLP

Birmingham, Alabama
October 21, 1997